Exhibit 99.6

JOINT FILING AGREEMENT

The undersigned hereby agree that the foregoing statement on Schedule 13D, as amended is filed on behalf of each of the undersigned in accordance with the provisions of Rule 13d-l(k) under the Securities Exchange Act of 1934, as amended, and that all subsequent amendments to this statement on Schedule 13D may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.

Date: October 13, 2026

ROMAN VINTFELD

By:	/s/ Roman Vintfeld

Name: Roman Vintfeld

DRONECLAD LLC

By:	/s/ Roman Vintfeld

Name: Roman Vintfeld
Title: President